UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2024

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 11, 2024, Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (the “Fund”), completed its previously announced acquisition of substantially all of the assets of Nuveen Churchill Private Credit Fund (“NCPCF”), a Delaware statutory trust (the “Transaction”). The Transaction was completed pursuant to a Purchase and Sale Agreement, dated October 23, 2024 (the “Purchase Agreement”), by and between the Fund and NCPCF. The board of trustees of each of the Fund and NCPCF (each, a “Board”), including a majority of the trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund or NCPCF, approved the Purchase Agreement and the transactions contemplated thereby, including the Transaction, consistent with the requirements under Rule 17a-8 of the 1940 Act. In addition, the Purchase Agreement and the transactions contemplated thereby, including the Transaction, were approved by NCPCF’s shareholders at a virtual meeting held on December 5, 2024.

The Fund and NCPCF are affiliated business development companies that are externally managed by Churchill PCIF Advisor LLC (the “Adviser”) and Churchill Asset Management LLC (“Churchill”), respectively, each of which is a Delaware limited liability company controlled by Nuveen, LLC, the investment management division of the Teachers Insurance and Annuity Association of America. Churchill also serves as a sub-adviser to the Fund under an investment sub-advisory agreement between the Adviser and Churchill, pursuant to which the Adviser has delegated substantially all of its daily portfolio management obligations under its investment advisory agreement with the Fund to Churchill. Further, the same individuals who serve as trustees on the Fund’s Board also serve as trustees on NCPCF’s Board, except that the Fund’s Board includes two additional trustees who are “interested persons” of the Fund (as defined under Section 2(a)(19) of the 1940 Act) who do not serve on NCPCF’s Board.

Pursuant to the Purchase Agreement, at the Effective Time (as defined in the Purchase Agreement), the Fund delivered to NCPCF an aggregate purchase price of $220,977,302 (the “Purchase Price”), equal to the net asset value of NCPCF as of December 9, 2024, at which time NCPCF sold, transferred, assigned and conveyed to the Fund substantially all of its assets, and the Fund assumed all of NCPCF’s liabilities, including $281,500,000 of indebtedness outstanding under NCPCF’s credit facility.

The Fund funded the Purchase Price with $217,570,532 of borrowings under its credit facility with Bank of America, N.A. Of the aggregate Purchase Price, $3,406,770 was settled on a net basis.

The foregoing summary description of the Purchase Agreement and the transactions contemplated thereby, including, without limitation, the Transaction, does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Fund’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2024, the terms of which are incorporated herein by reference. Further, the information set forth in the Fund’s Current Report on Form 8-K filed on October 29, 2024 is incorporated into this Item 2.01 by reference.

The financial statements of the Fund and the supplemental disclosure information required by Regulation S-X Rule 6-11 related to fund acquisitions will be filed as an amendment to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: December 12, 2024	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President